EXHIBIT (23)(a)





                     CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-60062) and on Form S-8 (Nos. 33-56611, 33-56609, 33-56607, 33-44275, 33-36188, 33-28226, 33-13081, 2-99369,
2-77136,2-67529, 2-61096, 2-53948, 2-39610, 2-24730, 2-17758 and 2-16146)
of Clark Equipment Company of our report dated March 6, 1995 appearing in the 1994 Annual Report to Stockholders of Clark Equipment Company which is incorporated in this Annual Report on Form l0-K. We also consent to the incorporation by reference of our reports on the Consolidated Financial Statements and the Financial Statement Schedule of VME Group N.V., both of which are included in this Form 10-K.




/s/ Price Waterhouse LLP

Price Waterhouse LLP
South Bend, Indiana
March 28, 1995